UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 29, 2012

Ferro Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6060 Parkland Boulevard, Mayfield Heights, Ohio		44124
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-875-5600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 29, 2012, Ferro Corporation (the "Company") amended its $50.0 million trade receivables securitization facility by entering into the First Amendment to Amended and Restated Receivables Purchase Agreement (the "Amendment") among Ferro Finance Corporation ("FFC"), the Company, Market Street Funding LLC and PNC Bank, National Association, as Agent and LC Bank, with respect to the Amended and Restated Receivables Purchase Agreement, dated as of May 31, 2011.

Pursuant to the receivables securitization facility, Ferro Pfanstiehl Laboratories, Inc. ("FPL"), a wholly-owned subsidiary of the Company, sells to the Company, from time to time, trade receivables and certain related rights. The Company sells to FFC, from time to time, the Company’s receivables and the receivables purchased from FPL. FFC finances its purchases of receivables from the Company by selling to Purchaser from time to time an undivided variable percentage interest in the receivables acquired by FFC. Prior to the Amendment, the receivables securitization facility was scheduled to expire on May 29, 2012.

The primary effects of the Amendment are to:

1. Extend the maturity of the trade receivables securitization facility until May 28, 2013; and

2. Amend the computation of certain reserve requirements.

The foregoing summary is qualified in its entirety by reference to the text of the Amendment, which is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1: First Amendment to Amended and Restated Receivables Purchase Agreement, dated as of May 29, 2012, among Ferro Finance Corporation, Ferro Corporation, Market Street Funding LLC and PNC Bank, National Association.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

May 31, 2012	By:	Jeffrey L. Rutherford

Name: Jeffrey L. Rutherford
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	First Amendment to Amended and Restated Receivables Purchase Agreement, dated as of May 29, 2012, among Ferro Finance Corporation, Ferro Corporation, Market Street Funding LLC and PNC Bank, National Association.